Exhibit 10.1

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE (1) SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL, OR (2) DISCLOSURE OF SUCH INFORMATION WOULD CONSTITUTE A CLEARLY UNWARRANTED INVASION OF PERSONAL PRIVACY. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH THREE ASTERISKS AS [***].

Prepared for	Prepared by
AIM Immunotech Inc	Sterling Pharma Solutions
Judy Boan Business Development Director

Ali Afnan
Phone: [***]
Email: [***]	Email: [***]

Proposal: HEBA_7869_v3.D.24072026

24th July 2026

Revision history

Date	Proposal Number	Revision Description
24th July 2026	HEBA_7869_v3.D.23072026	Revised to include full release testing for CDP, IDP and UDP; to reduce cGMP to one batch; [***].
1st July 2026	HEBA_7869_v2.D.01072026	Revised to include HEBA_8437 Analytical method Validation scope of work. Revision of section 3.1 based on some work already completed in HEBA_7633_v2. Itemized capex included and other minor updates.
15th January 2026	HEBA_7869_v1.D.15012026	Original proposal

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Table of contents

Revision history			2
Table of contents			3
1.	Company Summary		5
2.	Executive summary		5
3.	Research and Development Plan		6
	3.1	Polyl and Poly C12U process development	6
	3.2	Polyl and Poly C12U non-GMP demonstration batches	7
	3.3	Polyl Stage 1 and Poly C12U Analytical Method Implementation and Validation	8
4.	Manufacturing plan		10
	4.1	cGMP Manufacture of Polymer Solutions	11
5.	Pricing and invoicing		13
6.	Project Management		16
	6.1	Communication management plan	16
	6.2	Schedule	16
	6.3	High level initial assumptions/tentative schedule:	17
7.	Signature page		18
Further information			19
Appendix A: Terms and Conditions			20

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Scheme 1. Synthesis of PolyI

Scheme 2. Synthesis of Poly C12U

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1. Company Summary

Sterling Pharma Solutions has over 50 years’ experience of supporting our customers globally with projects from pre-clinical to commercial manufacture. Each year we develop, scale up and manufacture to cGMP over 150 stages of chemistry. In the last four years we have supported our customers through clinical supply and launch with 16 new chemical entities.

Differentiated by the three core characteristics of service, passion, and science, we are more than a traditional CDMO. We are a PDMO®, or partnership development and manufacturing organization. That means we are uniquely responsive to your needs, committed to your product, and capable of adding a deep level of scientific value.

Whilst science can be complex, we believe partnerships should be simple.

To watch a short animation about Sterling please click here.

2. Executive summary

AIM Immunotech Inc (“AIM Immunotech”) has requested that Sterling Pharma Solutions (“Sterling”) provide a proposal for the manufacture of further batches of the polynucleotide drug substances PolyI and Poly C12U. The syntheses of PolyI and Poly C12U are depicted in Schemes 1 and 2.

This proposal is based on manufacture of the polymers in aqueous frozen solution at the Dudley site.

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3 Research and Development Plan

3.1 Polyl and Poly C12U process development

Efforts will initially focus on the following development and optimization activities. The investigation work will commence following evaluation and confirmation of suitability of the analytical methods to support this work. Sterling would be pleased to discuss and further refine or adjust the activities captured in this section:

Polyl

●	Experiments to investigate root causes of batch failures for polymer size and inosine diphosphate content:
	○	[***]
	○	[***]
	○	Experiments to confirm optimized yield, polymer size, and IDP removal (2 experiments)

Poly C12U

●	Experiments to investigate root causes of batch failures for polymer size and cytidine diphosphate:
	○	[***]
	○	[***]
	○	Experiments to confirm optimized yield, polymer size, and CDP removal (2 experiments)

Assumptions:

1.	Allocate 12 calendar weeks [***] to execute the Polyl and Poly C12U process development and optimization scope. This assumes multiple FTE’s, chemists and analysts, will be used.
2.	The IDP, [***] enzyme, CDP, [***], and UDP will be provided by AIM Immunotech free of charge.
3.	Laboratory work to investigate the C to U ratio in Poly C12U was approved by AIM Immunotech and carried out by Sterling (Reference HEBA_7633_v2.D.12032026).
4.	Upon successful completion AIM will review within 5 business days and provide decision on path forward.

Deliverables:

1.	Provision of any available samples of Polyl and Poly C12U from development work.
2.	Development report.

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3.2 Polyl and Poly C12U non-GMP demonstration batches

Sterling will manufacture a non-GMP demonstration batch of each process in laboratory glassware of 20 liters, to verify the performance of each process and control strategy, as well as to verify the validity of the assumptions made below.

Assumptions:

1.	Allocate 3 calendar weeks to manufacture the non-GMP demonstration batch of Polyl.
2.	Allocate 3 calendar weeks to manufacture the non-GMP demonstration batch of Poly C12U.
3.	[***]
4.	The process details and target specifications will be mutually agreed upon between Client and Sterling prior to the demonstration batches.
5.	Upon successful completion AIM will review within 5 business days and provide decision on path forward.

Deliverables:

1.	Non-GMP batches of Polyl and Poly C12U, on a commercially reasonable effort basis, process and target specifications will be agreed between AIM Immunotech and Sterling prior to the execution of the demo batches.
2.	Updated Development Report.

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3.3 Polyl Stage 1 and Poly C12U Analytical Method Implementation and Validation.

Sterling will implement AIM Immunotech provided phase appropriate analytical methods for the PolyI and Poly C12U products. and will utilize AIM Immunotech provided fit for purpose analytical reference standards. The development and validation of several methods has also been identified as a project requirement (Table 1).

Assumptions:

1.	A total of [***] have been identified for the analytical validation activities shown in Table 1. Multiple FTE’s will be used to complete the work in approximately [***].

Table 1. Analytical validation requirements

Item	Method - analysis	Qualification level	Development time (days)	Validation time (days)	Comments
CDP, IDP, UDP	Appearance	N/A	[***]	[***]	No validation required for appearance.
CDP, IDP, UDP	KF	Development and Verification	[***]	[***]	(USP)
CDP, IDP, UDP	Elemental Impurities (Heavy metals and As)	Development and Verification	[***]	[***]	(USP)
CDP, IDP, UDP	HPLC – Purity Impurities Identification	Validation	[***]	[***]	Validation required using customer supplied method [***]
[***]	[***]	Development and Validation	[***]	[***]	Specification to be confirmed. Method to be developed and validated using customer supplied method [***]
	[***]	Development and Validation	[***]	[***]
	Endotoxin	Outsourced	[***]	[***]	To be performed at either Lucideon or Wickham
[***]	[***]	Development and Validation	[***]	[***]	Methods to be developed and validated [***]
	[***]	Development and Validation	[***]	[***]
	[***]	Development and Validation	[***]	[***]
IPC (Polymerisation)	[***]	Validation	[***]	[***]	Validation required using customer supplied method [***]
	Molecular Weight	Validation	[***]	[***]	Method developed at Sterling, requires to be validated based on [***]. Validation will be covered by release testing validation
IPC [***]	Polymer Concentration	Development and Validation	[***]	[***]	Method to be developed and validated based on a [***]
	Protein Concentration	Validation	[***]	[***]	Validation required using customer supplied method [***]

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Item	Method - analysis	Qualification level	Development time (days)	Validation time (days)	Comments
Release Testing	Molecular Weight	Validation	[***]	[***]	Validation required using customer supplied method [***]
TOTAL			[***]	[***]

Assumptions:

1.	Client methods for implementation are assumed to be scientifically sound and compatible with Sterling analytical instrumentation and quality systems. Method implementation consists of a system set-up, verification of system performance, and analysis of a representative sample.
2.	Method development will involve development or optimization of AIM Immunotech provided analytical methods and verification of suitability for the phase of the project.
3.	Validation of methods will be carried out as appropriate for late phase and commercial use in accordance with ICH Q2(R2). Validations will include studies such as specificity, linearity, range, limit of quantification, limit of detections, solution stability, intermediate precision, robustness (up to two parameters), and relative response factor determinations (up to three related substances), where applicable.
4.	Samples of raw materials, in-process controls, isolated intermediates, and final product will be supplied from chemistry development runs, demonstration batch, or by AIM Immunotech, whatever is deemed most practical and appropriate, for analytical method implementation, verifications, and validations, where applicable.
5.	Sterling assumes that AIM Immunotech will provide all required analytical reference standards. Sterling assumes that the reference standards have been appropriately tested and qualified for their intended use and will be provided with current CoAs.
6.	Reference standard qualifications and re-qualifications are not included in the scope of this proposal.
7.	[***]
8.	[***]
9.	Upon successful completion AIM will review within 5 business days and provide decision on path forward.

Deliverables:

1.	Method implementation reports.
2.	Method development reports.
3.	Finalized validation/verification protocols and reports.
4.	Finalized analytical methods.
5.	An electronic copy of raw analytical data upon request.

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4. Manufacturing plan

Sterling strives for right-first-time execution with a focus on safety and quality. The technical transfer from development to manufacture is performed through a series of governance processes and continued technical, EHS and quality management before, during and after manufacturing. The estimated production and material resources are based upon the learnings from laboratory familiarization work, including the activities listed below.

The following manufacturing support activities are included:

●	Documentation: Generation of the necessary master production and testing records will be performed. These will be provided for review and/or approval of the AIM Immunotech and developed in conjunction with AIM Immunotech. Timelines are dependent upon timely review and approval of these documents in support of manufacturing.
●	Technical management: Technical support during the campaign will be provided for the standard transfer and management of the production activities. This will include support from the technical staff (chemistry, analytical and engineering teams) to perform process and method training to all involved operations staff.
●	Stewardship: Sterling’s EHS, technical services, and quality department personnel will ensure compliance with global regulatory frameworks with respect to manufacturing operations and workplace safety. This includes, but is not limited to, the review of toxicological information, occupational health review of processes and ingredients, health-based exposure limit (“HBEL”) determinations, maximum carry over calculations for cross-contamination and a site risk assessment.
●	Cleaning: Development and validation of appropriate methods for the cleaning and verification of the equipment from production residues will be performed in support of this process. Additionally, all cleaning of the equipment is included in the standard manufacturing support package. Cleaning process validation is not included in the scope of this proposal. In support of this, a material questionnaire may be provided for a cleaning limit assessment.

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4.1 cGMP Manufacture of Polymer Solutions

Manufacture of the polymer solutions will be carried out in Sterling’s GMP Pilot Plant facility, located at the Dudley, UK site. A reactor stream featuring [***] liter vessels will be assigned, with the additional equipment required for the processes. In each case the target batch size will be preparation of [***] liters of solution containing [***] of polymer. All steps will be carried out under cGMP conditions. Completed batches of polymer solution will be held in suitable containers and frozen for storage and onward transportation for lyophilization.

Prior to manufacture Sterling will prepare the following documentation, which will be sent to AIM Immunotech for review and approval:

●	Process Record Sheets (PRS)
●	Final product analytical monographs

The asset and batch plan are detailed in the table below and estimated plant occupancy is reflected in the pricing and invoicing section.

Table 2. Asset strategy for the GMP manufacturing campaign

Product	Asset (litres)	Batch size (kg of solution)	Number of Batches	Estimated Occupancy Time (days)[1]
Polyl	[***]	[***]	1	[***] days
Poly C12U	[***]	[***]	1	[***] days

1Estimated cycle times include commissioning and cleaning time.

Assumptions:

1.	The [***] IDP, [***] kg [***] enzyme, [***] CDP, [***], and [***] UDP will be provided by AIM Immunotech free of charge.
2.	Process validation is not required at this stage of the project.
3.	The products will be provided as [***] in Nalgene PPCO [***] container.
4.	[***] will be carried out by a third party contracted by Aim Immunotech.
5.	The manufacturing includes full release testing for CDP, IDP and UDP.

Deliverables:

1.	One cGMP batches each of Poly I and Poly C12U solution on commercially reasonable efforts basis (Sterling will follow approved procedures).
2.	Report of analysis, BSE/TSE statement, and certificate of compliance for each batch.
3.	An electronic copy of each executed batch record.
4.	Campaign report.

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Table 3. Investment requirements for the GMP manufacturing campaign

Process Step	Requirement	Capital estimate ($)
Ultrafiltration/ Diafiltration	New ultrafiltration rig with associated pump, pipework, instrumentation and membranes	$[***]
Packaging	New flexible isolator for polymer solution discharges	$[***]
General	Project management	$[***]
	Total	$[***]

Storage and shipment agreement:

Storage is free for up to two months from the date of manufacture. Storage beyond two months will be billed at the end of each month at a rate listed in the below table.

Table 4. Product storage

Storage condition	Price per pallet storage per month
Monitored room temperature	$[***]
Controlled room temperature (15-30°C)	$[***]
Controlled cold storage (2-8°C) or hazardous material storage	$[***]
Controlled cold storage (-20°C)	$[***]
Controlled substance (controlled storage)	$[***]

Storage of materials in advance of three months from the date of manufacture will incur an additional Value Added Tax (VAT) charge, which is required by UK Government, of 20% of the goods’ sales value. This will be passed through at cost. Recovery of any VAT charged to the Client is the responsibility of the Client.

Preparation of a single bulk shipment of each lot of material manufactured under this Proposal is included in the total price. Bulk shipments of material will be dispatched under Incoterms FCA 2020 (Sterling Dudley), or will be charged back at [***].

Preparation of bulk material for shipment will be billed per request at a rate of $[***] each. This rate includes the time required to weigh, sample and label the material in a GMP compliant environment. Multiple preparations from the same bulk, if requested and sampled simultaneously, will incur a single $[***] preparation charge. Each shipment will also be back charged at [***].

Preparation of laboratory samples for shipment will be billed at a rate of $[***] per sample, per shipment, plus freight costs and a [***].

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Pricing and invoicing

Sterling has made various estimates and assumptions in preparing this Proposal, including the value and volume of materials to be used and the amount of time above activities will utilise its facilities and personnel. Based on such estimates and assumptions, the Pricing Summary below provides the indicative price to provide the development, testing, and manufacturing activities by Sterling with supporting materials, supplies, and waste included unless explicitly listed otherwise. Sterling will endeavor to ensure the price quoted below is the maximum price and will regularly review and monitor any potential for increased costs, however, some variables are not within Sterling’s control and therefore if the estimates and assumptions can be demonstrated to be inaccurate, Sterling reserves the right to update the Pricing Summary, discuss with AIM Immunotech and invoice AIM Immunotech accordingly. Further if additional or out of scope activities and/or materials are required due to unforeseen outcomes or at the request of AIM Immunotech, Sterling will discuss with AIM Immunotech and provide a change order to support that work or activity.

Any third-party services and shipping handled by Sterling not explicitly listed below will be passed through at cost plus a handling fee.

Table 5. Pricing summary

Scope of work – milestone		Total	Anticipated Timing
1. Polyl process development (Section 3.1)		$[***]	[***]
Polyl development	$[***]
Materials	$[***]
2. Polyl C12U process development (Section 3.1)		$[***]	[***]
Pol.y C12U development	$[***]
Materials	$[***]
3. Polyl non-GMP demonstration batch (Section 3.2)		$[***]	[***]
Demonstration batch Polyl	$[***]
Process Materials	$[***]
Ultrafiltration equipment [***]	$[***]
4. Polyl C12U non-GMP demonstration batch (Section 3.2)		$[***]	[***]
Demonstration batch Poly C12U	$[***]
Process Materials	$[***]
Ultrafiltration equipment [***]	$[***]
5. Polyl Stage 1 and Poly C12U Analytical Method Implementation and Validation (Section 3.3)		$[***]	[***]
Analytical method implementation and validations	$[***]
Materials	$[***]

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Scope of work – milestone		Total	Anticipated Timing
6. Capital expenditure to support manufacture of cGMP batches		$[***]	[***]
Capital expenditure (Table 3)	$[***]
7. Manufacture of cGMP batches of Polyl (Section 4.1)[1]		$[***][1]	[***]
Polyl manufacture	$[***]
Polyl materials	$[***]
8. Manufacture of cGMP batches of Polyl C12U (Section 4.1)[1]		$[***][1]	[***]
Poly C12U manufacture	$[***]
Poly C12U materials	$[***]
Estimated total		$1,446,200[2]

1The total value (manufacturing and materials) represented in these lines shall be considered the value used in the calculation of the “Cancellation Fee” as captured in the Terms and Conditions (attached hereto) 2This pricing is based upon a GBP (£) to USD ($) conversion rate of x1.33; a mutually agreed currency adjustment will be applied for any fluctuations above agreed limits (e.g. supplementary invoices/credit notes, alternatively pricing will be based on the exchange rate on the date invoices are raised).

Table 6. Price component summary

Price component	Total
1) Sterling services	$[***]
2) Materials	$[***]
3) Capital expenditure	$[***]
Estimated total	$1,446,200

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Table 7. Invoice schedule for scope of work

Scope of work – milestone	Total	Invoicing milestone
1. Project initiation deposit	$[***]	[***]
2. Second deposit	$[***]	[***]
3. Polyl process development (Section 3.1)	$[***]	[***]
4. Polyl C12U process development (Section 3.1)	$[***]	[***]
5. Polyl non-GMP demonstration batch (Section 3.2)	$[***]	[***]
6. Poly C12U non-GMP demo batch (Section 3.2)	$[***]	[***]
7. Analytical method development and validation (Section 3.3)	$[***]	[***]
8. Capital expenditure to support manufacture	$[***]	[***]
9. Manufacture of cGMP batches Polyl (Section 4.1)	$[***]	[***]
10. Manufacture of cGMP batches Poly C12U (Section 4.1)	$[***]	[***]
Estimated total	$1,446,200

Scope changes:

All changes from this scope of work will be documented by Sterling and approved by AIM Immunotech prior to commencement of any such additional work.

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6 Project Management

Sterling will appoint a dedicated project manager to manage the project through all project stages. Standardized tools, techniques, detailed processes and procedures will be used to track, monitor, and communicate project progress throughout the lifecycle of the contract.

6.1 Communication management plan

Upon initiation, a detailed communication management plan will be created to support the project. This is expected to include, but is not limited to the following:

1.	Regularly scheduled team teleconferences
2.	Meeting minutes
3.	Weekly written updates
4.	Development/campaign final report
5.	Team and escalation communication matrix

These processes will support, but not replace, formal communication outlined in the quality agreement.

This communications management plan sets the communications framework for this project. It will serve as a guide for communications throughout the life of the project and will be updated as communication requirements change. This plan identifies and defines the roles of the project team members as they pertain to communications. It also includes a communications matrix which maps the communication requirements of this project, and communication conduct for meetings and other forms of communication.

The assigned project manager will take the lead role in ensuring effective communications on this project. The communications matrix will be used as the guide for what information to communicate, who is to do the communicating, when to communicate it, and to whom to communicate.

6.2 Schedule

Based on the information provided by Client, assumptions made by Sterling, and the consultation of subject matter experts, a tentative schedule has been prepared to highlight significant milestones surrounding the proposal. Post-acceptance of this proposal, the assumptions will be reviewed and the schedule will be updated to reflect current timing and milestones accordingly. Any delay to the items indicated in the table below will have a direct impact to the overall timeline and delivery of the bulk API.

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6.3 High level initial assumptions/tentative schedule:

The Gantt chart provided in this proposal is based off of assumptions (development time, cycle time, yields, etc.) derived from the information provided by the client and assumes approval by Client within 30 days. Should capacity or availability of resources change due to signature of other projects prior to execution of this proposal Sterling will notify Client and discuss any potential impacts.

[*** the blacked out portions of the image below have been redacted]

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7 Signature page

This proposal shall become binding on the parties if signed by an authorized representative of AIM Immunotech and returned to Sterling within 30 days of the date hereof.

Acceptance:

If acceptable, please indicate by signing below and issuing a purchase order or payment method referencing this proposal number.

An authorized representative of Sterling will sign upon proposal receipt from AIM Immunotech to formally accept the proposal.

By signing this proposal, the parties acknowledge the services provided hereunder shall be subject to the Terms and Conditions in Appendix A.

Sterling	AIM Immunotech Inc

Mathew Minardi	Peter Rodino
Printed name of authorized representative	Printed name of authorized representative

/s/ Mathew Minardi	/s/ Peter Rodino
Signature	Signature

President Americas/APAC and COC	General Counsel & COO
Title	Title

7/31/2026	7/31/2026
Date	Date

Purchase order number

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Further information

About Sterling

Our facilities

Partnership development and manufacturing organisation (PDMO) Our heritage

Executive team

Small Molecule Services

API Development

API Manufacturing

CMC

Solid state chemistry

Milling and micronisation

ADCs

ADC Development

ADC Analytical Services

Technologies

Hazardous chemistry

Diazomethane

Hazard evaluation

Chiral chemistry

Controlled substances

Continuous processing/flow

Biocatalysis

Highly Potent API (HPAPI)

Fluorination

Knowledge Hub

All resources

Quality and regulatory

HSE

Latest news

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Appendix A: Terms and Conditions

https://www.sterlingpharmasolutions.com/core/wp-content/uploads/2026/03/Sterling-Proposal-TCs-Dudley-Cramlington-Jan-2026.pdf

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